Exhibit 10.1

February 23, 2011

Mr. F. Michael Ball
215 Larkspur Avenue
Corona del Mar, CA 92625

Dear Mike:

We are pleased to confirm our offer of employment to you as follows:

POSITION

Chief Executive Officer. In addition, you will be elected to serve on the Board of Directors effective as of your start date.

REPORTING TO

Board of Directors.

ONE-TIME SPECIAL HIRING INCENTIVE

Contingent upon your starting work at Hospira on or before March 28, 2011, you will receive a one-time special hiring incentive consisting of a grant value of $500,000 in Hospira stock options to be effective on the last trading day of the quarter that includes your start date. This grant shall vest ratably over three years, subject to immediate vesting upon your involuntary termination by Hospira without “cause” or your resignation with “good reason” as those terms are defined below. The grant will be governed by the terms of the Hospira 2004 Long-Term Incentive Plan, as amended, and the individual award agreement. The form of award agreement for the grant of the stock options is enclosed for your review. The grant values expressed above will be rounded up or down to the nearest whole share of Hospira stock. To determine the number of option shares, the grant value will be divided by the Black-Scholes value determined as of the last trading day of the calendar quarter (March 31, 2011).

BASE SALARY

Your initial base salary will be at the annual rate of $975,000. Salaries will generally be reviewed each calendar year and may be increased, but not decreased, by the Board of Directors based on performance, market conditions or other business factors consistent with Hospira’s Compensation Administration Program.

SHORT-TERM INCENTIVE COMPENSATION

In this position, you will be eligible to receive annual incentive awards under Hospira’s performance incentive plan. For fiscal year 2011, your participation target will be 120% of your full year base salary, regardless of the actual salary paid to you during 2011. The amount of incentive compensation you actually earn is determined by the Board of Directors and is dependent on Hospira’s success in achieving defined goals. Your participation in Hospira’s performance incentive plan will be governed by the terms of the plan.

LONG-TERM INCENTIVE COMPENSATION — INITIAL AND ANNUAL GRANTS

Contingent upon your starting work at Hospira on or before March 28, 2011, you will receive:

(a)          A grant value of $1,950,000 in Hospira stock options to be effective on the last trading day of the quarter that includes your start date.

FMB	IWB
F. Michael Ball	Hospira, Inc.

(b)         A grant value of $2,925,000 in Hospira performance share units to be effective on the last trading day of the quarter that includes your start date.

You will be eligible to participate in future grants under the LTIP, subject to compensation committee approval. All grants will be governed by the terms of the LTIP and individual award agreements. The award agreements for your initial and subsequent grants will provide for immediate vesting upon your involuntary termination by Hospira without “cause” or your resignation with “good reason”. Forms of award agreements for grants of stock options and performance share units are enclosed for your review.

For purposes of this Employment Offer and the individual award agreements, the definitions of “cause” and “good reason” will have the following meaning:

The term ‘Cause’ shall mean the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company. For purposes of this Agreement, no act, or failure to act, on the Participant’s part shall be deemed ‘willful’ unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth above and specifying the particulars thereof in detail.”

The term “Good Reason” shall mean any of the following events, absent the Participant’s consent: a reduction of the Participant’s base salary; a material diminution in the Participant’s authorities, duties, or responsibilities; or a material breach by the Company of any agreement between the Company and the Participant. For each event described above, the Participant must furnish notice to the Board within thirty (30) days of the occurrence of the event, the Company shall have thirty (30) days after receiving such notice in which to cure, and if the failure is not cured by the end of the cure period the Participant must terminate employment within fifteen (15) days after the expiration of the cure period.

The grant values expressed above will be rounded up or down to the nearest whole share of Hospira stock or performance share unit. To determine the number of option shares, the grant value will be divided by the Black-Scholes value determined as of the last trading day of the calendar quarter (March 31st in the case of the initial grants above). The strike price for the options is the average of the high and low on the same final trading day. To determine the number of performance units, the grant value will be divided by the Monte-Carlo value determined as of the last trading day of the calendar quarter.

LONG TERM INCENTIVE COMPENSATION — “MAKE-WHOLE” GRANTS

Contingent upon your starting work at Hospira on or before March 28, 2011, you will receive:

(a)          A grant value of $3,394,208 in shares of Hospira restricted stock to compensate you for the loss of unvested options from your prior employer.

(b)         A grant value of $710,000 in shares of Hospira restricted stock to compensate you for the loss of unvested restricted stock from your prior employer.

(c)          A grant value of $1,929,621 in shares of Hospira restricted stock to compensate you for the loss of retirement benefits with your prior employer.

FMB	IWB
F. Michael Ball	Hospira, Inc.

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The foregoing grants of restricted stock shall be effective on the last trading day of the quarter that includes your start date. These restricted stock grants shall vest ratably over three years. By way of illustration, if you remain employed on March 31, 2012, you will become one-third vested in the restricted stock granted under clauses (a), (b) and (c). However, these restricted stock grants shall immediately vest upon your involuntary termination by Hospira without “cause” or your resignation with “good reason” as those terms are defined above. All grants are governed by the terms of the Hospira 2004 Long-Term Stock Incentive Plan, as amended (“LTIP”) and individual award agreements, except that the clawback provisions contained in the standard form of award agreement shall not apply. The form of award agreements for grants of restricted stock is enclosed for your review. The grant values expressed above will be rounded up or down to the nearest whole share of Hospira stock. To determine the number of restricted stock units, the grant values are divided by the closing price of Hospira stock on the last trading day of the calendar quarter (March 31, 2011).

RELOCATION

Acceptance of our offer requires that you relocate to the metro-Chicagoland area. We will provide assistance to you through the Hospira Relocation Program plan. Information regarding this program will be provided to you by Ken Meyers, Senior Vice President, Organizational Transformation and People Development. In the event you voluntarily or involuntarily (for cause) terminate your employment within 12 months after the date of hire, by your signature below, you acknowledge and agree to immediately pay back to Hospira all relocation benefits expended on your behalf.

VACATION

You are entitled to four weeks of paid vacation each calendar year under Hospira’s Vacation policy.

BENEFITS

You will be eligible to participate in Hospira’s benefit programs according to the rules governing each. Hospira’s benefit programs are outlined in the attached booklet.

RETIREMENT

You will be eligible to participate in Hospira’s 401(k) Retirement Savings Plan and the Hospira Non-Qualified Savings & Investment Plan. The plans provide a company matching contribution of 7% of your salary when you elect to make contributions of 5% or more. Information outlining the details of the plans is attached.

REIMBURSEMENT OF ATTORNEYS’ FEES

We will reimburse you up to $15,000 for attorneys’ fees incurred by you in connection with the review of this Employment Offer and related documents upon presentation of invoices and evidence of payment in accordance with Hospira’s expense reimbursement policy.

SEVERANCE

You will be eligible for severance benefits available to corporate officers as described in the Hospira Corporate Officer Severance Plan. Hospira will amend the severance plan to permit your participation in the plan. Moreover, for purposes of your participation in the severance plan, Section 4(b) will be amended with respect to you to read as follows: ‘The Participant’s employment is terminated for other than ‘Cause,” defined as the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company. For purposes of this Agreement, no act, or failure to act, on the Participant’s part shall be deemed ‘willful’ unless

FMB	IWB
F. Michael Ball	Hospira, Inc.

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done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.’ Your severance benefits will be determined in accordance with the severance plan, and this paragraph, even if not so amended at the time of your termination.

CHANGE IN CONTROL

You will be eligible for benefits following a change in control in accordance with the terms of the attached form of Agreement Regarding Change in Control, which will expire by its terms as of December 31, 2012 unless a change in control occurs before such date. All similar agreements with corporate officers are set to expire on December 31, 2012 to permit the Compensation Committee to review the current change in control program at Hospira and to consider adoption of a replacement program during 2011.

INDEMNIFICATION

As CEO, you will be indemnified to the fullest extent permitted under Delaware law in accordance with Hospira’s by-laws.

ACKNOWLEDGEMENTS

In addition, by your signature below, you acknowledge and agree that you are free of any contractual obligations, including any non-compete agreements, from your current or former employers that will impede your contributions to Hospira.

This Employment Offer amends the terms of the Employee Agreement signed concurrently herewith. To the extent that this Employment Offer and the Employee Agreement are in direct conflict, this Employment Offer is controlling. Nothing in this Employment Offer or the Employee Agreement is intended to create an employment contract for any specific duration. You employment is at-will, which means that both you and Hospira have the right to terminate the employment relationship at any time with or without notice, in accordance with the terms of this Employment Offer. The terms of this Employment Offer, including but not limited to position, base salary, other compensation and benefits, can only be modified by an express, written agreement signed by you and Hospira’s Chairman of the Board.

This offer will remain in effect for four business days from the date of this Employment Offer, unless extended by Hospira. By signing this letter in the space below, you acknowledge that you have received and read this letter and all the enclosures hereto, and you further acknowledge your acceptance of the terms set forth herein and in the enclosures. Enclosed are two copies of this Employment Offer. If acceptable to you, please sign one copy and return it to Roger Hale in the enclosed pre-paid Federal Express envelope.

MISCELLANEOUS

We have already received acceptable references and we have completed a background investigation. Our offer of employment is contingent upon our receipt of:

•                  Acceptable drug screen results

•                  Receipt of a signed Hospira Employee Agreement (sample enclosed for your review only).

FMB	IWB
F. Michael Ball	Hospira, Inc.

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Under the Immigration Reform and Control Act of 1986, as amended by the Immigration Act of 1990, our company is required to verify the identity and employment eligibility of all new hires. In order to comply with this legal obligation, you must successfully complete an Employment Eligibility form (I-9) within three days of hire. We have enclosed a Form I-9 for your review. Please note that you will need to provide either (i) one document from “List A” or (ii) one document from “List B” and one document from “List C” of the form. Only original documents can be accepted.

After acceptance of this Employment Offer, you will be contacted by Ken Meyers regarding our benefit programs and other employment-related matters.

EARLY TERMINATION

If you accept this Employment Offer and if Hospira rescinds it before your start date other than by reason of “cause” (as defined above), then Hospira agrees to make a one-time cash payment to you within 30 days of such rescission in an amount equal to $6,033,829. You and Hospira agree that such payment is made in lieu of any other payment or benefit that is or becomes due under this Employment Offer and related documents.

START DATE

As agreed, your start date will be Monday, March 28, 2011.

Mike, we believe we can provide you with a challenging employment opportunity and that you, in turn, will make significant contributions to the success of Hospira. If you have any questions, please feel free to call Roger Hale at 502-551-3061 or me at 502-759-2741.

Sincerely,

/s/ Irving W. Bailey II
Irving W. Bailey II
Lead Director
Hospira, Inc.

Accepted:	/s/ F. Michael Ball	March 2, 2011
	Signature	March 2, 2011

Enclosures:

(1)                                  Hospira Employee Agreement

(2)                                  Form I-9 and Lists of Acceptable Documents (provided under separate cover)

(3)                                  Forms of Award Agreements

a.                                       Non-Qualified Stock Option Terms

b.                                      Restricted Stock Agreement

c.                                       Performance Share Unit Agreement

d.                                      Performance Share Unit Program Description

(4)                                  Change in Control Agreement

(5)                                  Hospira Officer Severance Pay Plan

(6)                                  Hospira Your Benefits 2011 (provided under separate cover)

(7)                                  Hospira Non-Qualified Savings & Investment Plan Summary (provided under separate cover)

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Enclosure (1)

EMPLOYEE AGREEMENT

Agreement made between HOSPIRA, INC., a Delaware corporation, on behalf of itself and its Subsidiaries (as defined below) (collectively, “HOSPIRA”), and the undersigned employee (“EMPLOYEE”), WITNESS the following:

EMPLOYEE acknowledges that HOSPIRA has the right to protect its good will and interest in Confidential Information (as defined below) and obtain the benefit of certain discoveries, inventions, improvements, and innovations developed by its employees.

In consideration of the execution of this Agreement, the mutual agreements contained in this Agreement and the employment of EMPLOYEE by HOSPIRA, the parties agree as follows:

1.             EMPLOYEE is engaged by HOSPIRA in a position of trust and confidence in which EMPLOYEE will use, observe, obtain or have access to Confidential Information (as defined below).

2.             As used in this Agreement, the following terms have the meanings specified:

(a)            “HOSPIRA Customer” means any person, corporation or any other commercial organization or entity that EMPLOYEE called upon or dealt with for purposes of selling, promoting or marketing a service or product on behalf of HOSPIRA during the last two years of EMPLOYEE’s employment with HOSPIRA.

(b)           “Competing Products” means any product, process or service that has the same or similar purpose or use as a product, process or service researched, discovered, developed, manufactured, imported, marketed, sold, offered for sale or used by HOSPIRA, which is related in any way to EMPLOYEE’s employment with HOSPIRA.

(c)            “Confidential Information” means all discoveries, inventions, improvements and innovations, whether or not patentable or copyrightable, methods, processes, techniques, shop practices, formulae, compounds, compositions, organisms, computer software, equipment, research data, clinical and pharmacological data, marketing, pricing and sales information, personnel data, customer lists, financial data, plans and all other know-how, trade secrets and proprietary information which are in the possession of HOSPIRA and which have not been published or disclosed to the general public.  Confidential Information also includes information received by HOSPIRA under an obligation of confidentiality to any third party.

(d)           “Subsidiary” means a corporation or any other commercial organization or entity, and any branch or office of any of the foregoing, thirty percent (30%) or more of the assets or voting securities of which is owned or controlled, directly or indirectly, by HOSPIRA.

3.             All identification badges, access cards or keys, automobiles, computers or other equipment, memoranda, notes, records, reports, photographs, drawings, plans, papers, computer software, compounds and other documents, products and materials made or compiled by or made available to EMPLOYEE during the course of employment with HOSPIRA, and any copies, summaries or abstracts thereof, whether in electronic, paper or other form and whether or not they contain Confidential Information, are and shall be the property of HOSPIRA and shall be delivered to HOSPIRA by EMPLOYEE prior to termination of employment with HOSPIRA.

4.             All discoveries, inventions, improvements, software, innovations, trademarks, trade dress, or Internet domain names, whether or not patentable, copyrightable, or registerable  (including all data and records pertaining thereto) which EMPLOYEE may invent, discover, originate, or conceive during the term of employment with HOSPIRA or which may arise out of or result from Confidential Information obtained, provided or otherwise acquired, either directly or indirectly, by EMPLOYEE in connection with EMPLOYEE’s employment with HOSPIRA, shall be the sole and exclusive property of HOSPIRA.  EMPLOYEE shall promptly and fully disclose each and all such discoveries, inventions, improvements, software or innovations to HOSPIRA.

5.             EMPLOYEE shall, and does hereby, assign to HOSPIRA, EMPLOYEE’s entire right, title, and interest to any of the discoveries, inventions, improvements, software, innovations, trademarks, trade dress, and Internet domain names described in Paragraph 4 of this Agreement and any related U.S. or foreign counterparts, including patents, patent applications, copyrights and registrations; shall execute any instruments considered necessary by HOSPIRA to convey or perfect HOSPIRA’s ownership thereof; and shall assist HOSPIRA in obtaining, defending and enforcing its rights therein.  HOSPIRA shall bear all expenses it authorizes be incurred in connection with such activity and shall pay to EMPLOYEE reasonable compensation for any time spent by EMPLOYEE performing such duties at the request of HOSPIRA after termination of employment.  In addition, EMPLOYEE shall maintain in confidence any information, including without limitation documents and communications, disclosed to EMPLOYEE after EMPLOYEE’s term of employment with HOSPIRA in connection with EMPLOYEE’s obligations hereunder.

6.             Paragraphs 4 and 5 of this Agreement shall not apply to an invention for which no equipment, supplies, facility or trade secret information of HOSPIRA was used and which was developed entirely on EMPLOYEE’s own time, unless (a) at the time of completion of reduction to practice the invention relates (1) to the business of HOSPIRA or (2) to HOSPIRA’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the EMPLOYEE for HOSPIRA.

7.             EMPLOYEE understands that HOSPIRA has hired EMPLOYEE because of EMPLOYEE’s general skills and abilities and not because of EMPLOYEE’s possession, if any, of any former employer’s, customer’s, or other third party’s confidential or proprietary information.  EMPLOYEE hereby certifies that EMPLOYEE has returned all property, data, and documents, whether in electronic, paper, or other form, of any former employer, customer, or other third party.  EMPLOYEE agrees (a) not to disclose or use, directly or indirectly, in furtherance of EMPLOYEE’s employment with HOSPIRA, any confidential or proprietary information, whether in electronic, paper, or other form, that EMPLOYEE obtained through EMPLOYEE’s employment with any previous employer(s) and (b) to comply with and abide by any confidentiality obligations that EMPLOYEE has at the time hired by HOSPIRA.

8.             EMPLOYEE shall use all best efforts to protect the secrecy and confidentiality of Confidential Information.  Employee shall not, during the term of employment with HOSPIRA or thereafter, use or disclose, or assist in the disclosure to others, directly or indirectly, any Confidential Information, except as required and authorized in the scope of EMPLOYEE’s job responsibilities and in the furtherance of HOSPIRA’s business.  EMPLOYEE acknowledges that the relationship of EMPLOYEE to HOSPIRA with respect to Confidential Information shall be fiduciary in nature.

9.             EMPLOYEE shall not, during the term of employment with HOSPIRA or for a period of one year after the termination of employment with HOSPIRA, in each country in which HOSPIRA conducts business, engage, directly or indirectly, in any activity or employment, for the benefit of Employee or others, in a manner that contributes to any research, discovery, development, manufacture, importation, marketing, promotion, sale or use of one or more Competing Products.  This paragraph shall only apply to the extent permitted by the laws of the state in which EMPLOYEE works or worked on behalf of HOSPIRA immediately prior to the termination of employment.

10.           EMPLOYEE shall not, during the term of employment with HOSPIRA or for a period of one year after the termination of employment with HOSPIRA, in each country in which HOSPIRA conducts business, engage, directly or indirectly, for the benefit of EMPLOYEE or others, in any activity or employment in the performance of which any Confidential Information obtained, provided or otherwise acquired, directly or indirectly, during the term of employment with HOSPIRA is likely to be used or disclosed, notwithstanding EMPLOYEE’s undertaking to the contrary.  This paragraph shall apply only to the extent permitted by the laws of the state in which EMPLOYEE works on behalf of HOSPIRA or worked immediately prior to the termination of employment with HOSPIRA, and shall not be construed to limit in any way EMPLOYEE’s obligation not to use or disclose Confidential Information as set forth in Paragraph 8 above.

11.           EMPLOYEE shall not, directly or indirectly,  during the term of employment with HOSPIRA or for a period of one year after termination of employment with HOSPIRA, promote or market any Competing Products to any HOSPIRA Customer, or solicit any HOSPIRA Customers for purposes of selling  any Competing Products.

12.           EMPLOYEE shall not, during the term of employment with HOSPIRA or for a period of two years after termination of employment with HOSPIRA, directly or indirectly, for the benefit of EMPLOYEE or others, solicit or assist in soliciting to work as an employee, independent contractor, partner, or otherwise, any employee of HOSPIRA about whom EMPLOYEE acquired knowledge through EMPLOYEE’s employment with HOSPIRA.

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13.           This Agreement shall not be construed to limit in any way any “shop right,” “fiduciary duty” or other common law or statutory or contractual rights of HOSPIRA, in or to any Intellectual Property or Confidential Information, including without limitation any trade secrets, which HOSPIRA has or may have by virtue of EMPLOYEE’s employment.

14.           EMPLOYEE is employed at will, meaning either HOSPIRA or EMPLOYEE may terminate the employment relationship at any time, with or without notice, and for any reason or no reason at all.

15.           For a period of two years after termination of employment with HOSPIRA, EMPLOYEE shall communicate EMPLOYEE’s obligations under this Agreement to each subsequent employer(s), including providing to each subsequent employer(s) a copy of this Agreement, and shall advise HOSPIRA of the name and address of EMPLOYEE’s intended future employer. HOSPIRA shall have the right to advise any subsequent employer of EMPLOYEE’s obligations hereunder.

16.           If any provision or provisions (or portions thereof) of this Agreement are held to be unenforceable by any court, such provision or provisions (or portions thereof) will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and be enforceable.  This Agreement shall inure to the benefit of, be binding upon and be enforceable by HOSPIRA, and its successors and assigns and EMPLOYEE and EMPLOYEE’s heirs, executors, and administrators.

17.           This Agreement shall be construed, and its enforceability and the relationship of the parties shall be determined, in all respects under the laws of Illinois, without giving effect to conflict of laws.

18.           EMPLOYEE agrees to abide by the HOSPIRA Code of Business Conduct.

19.           The failure or refusal by HOSPIRA either to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right of this Agreement.

20.           This Agreement is the sole, entire, and complete agreement of the parties relating to the subject matter hereof, replaces and supersedes all prior versions and representations, and shall apply, notwithstanding that such employment may include significant changes in responsibilities, location, and other terms and conditions, including nature or scope of Confidential Information to which EMPLOYEE has access.  The  obligations under this Agreement shall survive termination of employment.

21.           No statements, promises, or representations have been made by any party to the other, or relied upon, other than as expressly provided in this Agreement with respect to the subject matter of the Agreement.  This Agreement (and any provision thereof) may not be modified, changed, clarified or interpreted by the parties, except in a writing specifying the modification, change, clarification or interpretation, and signed by an HOSPIRA Corporate Officer and EMPLOYEE.

Witness	EMPLOYEE Signature

HOSPIRA, INC.	EMPLOYEE Printed Name

By	Address

Dated 20
EMPLOYEE Social Security Number

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Enclosure (3)a

HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN

NQSO TERMS

The Participant specified below has been granted this Option by Hospira, Inc. (the “Company”) under the terms of the Hospira 2004 Long-Term Stock Incentive Plan (the “Plan”).  The Option shall be subject to the following terms and conditions (the “Option Terms”):

1.             Terms of Award.  The following words and phrases relating to the grant of the Option shall have the following meanings:

(a)           The “Participant” is                                   .

(b)           The “Grant Date” is                                         .

(c)           The number of “Covered Shares” shall be                  shares of Stock.

(d)           The “Exercise Price” is $                         per share.

Except where the context clearly implies to the contrary, any capitalized term in this award shall have the meaning ascribed to that term under the Plan.

2.             Non-Qualified Stock Option.  The Option is not intended to constitute an “incentive stock option” as that term is used in Code section 422.

3.             Date of Exercise.  Subject to the limitations of the Option Terms, on the first anniversary of the Grant Date one-third of the Covered Shares subject to these Options (rounded up) may be purchased; on the second anniversary of the Grant Date two-thirds of the Covered Shares subject to these Options (rounded up) may be purchased; on the third anniversary of the Grant Date these Options may be exercised in full, provided the Expiration Date has not occurred prior to such vesting dates.

(a)           Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become fully exercisable upon a Change in Control that occurs on or before the Date of Termination or in the event of your involuntary termination by the Company without Cause or your resignation with Good Reason.

(b)           The Option may be exercised (prior to or following the Date of Termination) only as to that portion of the Covered Shares which may be purchased in accordance with this Section 3, as of the date of exercise.

(c)           The Covered Shares shall continue to become exercisable pursuant to this Section 3 until the Expiration Date (as defined in Section 4).

(d)           Notwithstanding the foregoing provisions of this Section 3, in the event of termination of employment for reasons other than death, Disability or Retirement, the

Option may only be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable immediately prior to the Date of Termination, or became exercisable on the Date of Termination.

4.             Expiration.  The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date.  The “Expiration Date” shall be the earliest to occur of:

(a)           the seven-year anniversary of the Grant Date;

(b)           if the termination of employment occurs for reasons other than death, Disability, Retirement, involuntary termination without Cause or your resignation with Good Reason, the three-month anniversary of the Date of Termination (as defined in Section 10); provided, however, that if the Participant dies during such three month period following the Date of Termination, then the three-month anniversary of the date of death;

(c)           the date on which the Participant engages in conduct which constitutes Cause;

(d)           the date on which the Participant, at any time prior to the one-year anniversary of the Date of Termination, engages, directly or indirectly, for the benefit of the Participant or others, in any activity, employment or business which, in the sole opinion and discretion of the Committee, is competitive with the Company or any of its Subsidiaries;

(e)           as provided under Restricted Activity in Section 5; or

(f)            as provided under Other Right to Correct Payments in Section 6.

5.             Restricted Activity.

(a)           The Participant shall not, while employed by the Company and for a period of one year following the termination of employment for any reason:

(i)            without the prior written consent of the Committee, directly or indirectly engage or assist any person engaging in any Competitive Business (as defined in Section 10), individually, or as an officer, director, employee, agent, consultant, owner, partner, lender, manager, member, principal, or in any other capacity, or render any services to any entity that is engaged in any Competitive Business; provided, however, that the Participant’s ownership of 1% of any class of equity security of any entity engaged in any Competitive Business shall not be deemed a breach of this Section 5(a) provided such securities are listed on a national securities exchange or quotation system or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; or

(ii)           directly or indirectly divert, take away, solicit, or assist others in soliciting any current or prospective customer, supplier, independent contractor or

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service provider of the Company or any affiliate or otherwise interfere with the relationship between the Company or any affiliate and any current or prospective customer, service provider, supplier, independent contractor or stockholder.

(b)           The Participant shall not, while employed by the Company and for a period of two years following the termination of employment for any reason: directly or indirectly induce any person to leave employment with the Company, or solicit for employment other than on behalf of the Company, offer employment to, or employ, any person who was an employee of the Company, in each case within six months of such inducement, solicitation, or offer.

(c)           If the Participant engages in any activity described in Section 5(a) or Section 5(b) above without the written consent of the Committee, the Company, as determined by the Committee in its sole discretion, may (i) cancel and terminate all of the Participant’s unexercised, unexpired or unpaid Options (whether vested or unvested) under the Plan, and (ii) rescind any exercise, payment or delivery under any Option occurring within 12 months prior to, or at any time following, the date of the Participant’s termination of employment for any reason.  Upon any such rescission, the Participant shall immediately (A) pay to the Company the amount of any gain realized or payment received, and (B) forfeit to the Company any Shares received as a result of the rescinded exercise, payment or delivery under any Options, in such manner and on such terms and conditions as the Committee shall require, and the Company shall be entitled, as permitted by applicable law, to deduct from any amounts the Company owes the Participant from time to time the amount of any such gain realized or payment received.  “Gain realized” shall be the excess of the Fair Market Value of the Shares on the date of exercise over the Exercise Price, multiplied by the number of Shares purchased.

6.             Other Right to Correct Payments.  Subject to the Company’s Executive Compensation Recovery Policy, and notwithstanding anything in the Option Terms to the contrary, if the Committee determines, in its sole discretion, that the number of Covered Shares determined to be delivered under the Option Terms or the value of such Options was based on the Company’s published financial statements that have been restated then, at the Committee’s direction, the Company may, but in no case later than 60 months of such restatement:

(a)           cancel all unexercised, unexpired or unpaid Options (whether vested or unvested) under the Plan that were based upon the financial performance in the published financial statements that was subsequently restated;

(b)           rescind any exercise, payment or delivery under any Option that were based upon the financial performance in the published financial statements that was subsequently restated; and

(c)           if any amount has been realized from exercised Options that would have been lower had the financial results been properly reported, recover all or any gain realized by the Participant, as determined by the Committee in its sole discretion, under the Option Terms that resulted from the financial results that were subsequently restated, and the Participant agrees to repay and return any such gain realized to the Company.

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The Committee may, in its sole discretion, effect any such recovery by obtaining repayment directly from the Participant, setting off the amount owed to the Company against any amount or award that would otherwise be granted by the Company to the Participant, reducing any future compensation or benefit to the Participant or any combination thereof.  “Gain realized” shall be as determined under Section 5(c).

7.             Method of Option Exercise.  Subject to the Option Terms and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date.  Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election.  Payment may be by cash or by check payable to the Company, or except as otherwise provided by the Committee before the Option is exercised:  (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock (by actual delivery or by attestation) owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.  Except as otherwise provided by the Committee prior to exercise, payments made with shares of Stock in accordance with clause (i) above shall be limited to shares held by the Participant for not less than six months prior to the payment date.  The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded and shall not be exercisable during any blackout period established by the Company from time to time.

8.             Withholding.  The exercise of the Option is subject to withholding of all applicable taxes.  At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock by (actual delivery or by attestation) which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

9.             Transferability.  The Option is not transferable by the Participant other than by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant.  It may not be assigned, transferred (except as aforesaid), pledged or hypothecated by the Participant in any way whether by operation of law or otherwise, and shall

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not be subject to execution, attachment or similar process.  Any attempt at assignment, transfer, pledge or hypothecation, or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this option, shall be null and void and without effect.

10.           Definitions.  For purposes of the Option Terms, words and phrases shall be defined as follows:

(a)           Cause.  The term “Cause” means the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company.  For purposes of this Option, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth above and specifying the particulars thereof in detail.

(b)           Competitive Business.  The term “Competitive Business” means any business activity in which the Company or any Subsidiary is actively engaged at the time the Participant’s employment terminates.  For these purposes, entities deemed to be engaged in Competitive Business include, by way of example and not limitation, Abraxis BioScience, Inc., Baxter International Inc., Teva Pharmaceuticals, Becton, Dickinson and Company, B. Braun Melsungen AG, Cardinal Healthcare Inc., Fresenius Medical Care AG, Terumo Medical Corporation, Patheon, Inc., and Edwards Lifesciences Corporation.

(c)           Date of Termination.  The term “Date of Termination” means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.  If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

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(d)           Disability.  The Term “Disability” means the Participant’s disability as defined in the Hospira Extended Disability Plan, whether or not such Participant is a participant in such disability plan, for a period of twelve (12) consecutive months.

(e)           Good Reason.  The Term “Good Reason” means any of the following events, absent the Participant’s consent: a reduction of the Participant’s base salary; a material diminution in the Participant’s authorities, duties, or responsibilities; or a material breach by the Company of any agreement between the Company and the Participant.  For each event described above, the Participant must furnish notice to the Board within thirty (30) days of the occurrence of the event, the Company shall have thirty (30) days after receiving such notice in which to cure, and if the failure is not cured by the end of the cure period the Participant must terminate employment within fifteen (15) days after the expiration of the cure period.

(f)            Retirement.  “Retirement” of the Participant means, the occurrence of the Participant’s Date of Termination on or after the date that the Participant reaches the age of 55 and has 10 years of combined service with the Company or its subsidiaries (or with Abbott Laboratories and its affiliates, provided that the Participant transitioned employment from Abbott to the Company in conjunction with the distribution of the Company’s common stock to the Abbott shareholders) (as determined by the Committee).

11.           Heirs and Successors.  The Option Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

12.           Administration.  The authority to manage and control the operation and administration of the Option Terms shall be vested in the Committee, and the Committee shall have all powers with respect to the Option Terms as it has with respect to the Plan.  Any interpretation of the Option Terms by the Committee and any decision made by it with respect to the Option Terms is final and binding on all persons.

13.           Plan Governs.  Notwithstanding anything in the Option Terms to the contrary, the Option Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and the Option Terms is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

14.           Not An Employment Contract.  The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

15.           Notices.  Any written notices provided for in the Option Terms or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or

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overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

16.           Fractional Shares.  In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 3.4 of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

17.           No Rights As Shareholder.  The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

18.           Amendment.  The Option Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Hospira, Inc.

By:
Its:

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Enclosure (3)b

HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is made between Hospira, Inc., a Delaware corporation (the “Company”), and the Participant specified below.  The Agreement is subject to the provisions of the Hospira 2004 Long-Term Stock Incentive Plan (the “Plan”), the terms of which are incorporated herein by reference.

1.                                       Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)                                  The “Participant” is                                             .

(b)                                 The “Grant Date” is                   , 2010.

(c)                                  The number of shares of “Covered Shares” awarded under this Agreement is                     .  “Covered Shares” are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

Except where the context clearly implies to the contrary, any capitalized term in this award shall have the meaning ascribed to that term under the Plan.  Other words and phrases used in this Agreement are defined pursuant to paragraph 8 or elsewhere in this Agreement.

2.                                       Award.  The Participant is hereby granted the number of Covered Shares set forth in paragraph 1.

3.                                       Dividends and Voting Rights.  The Participant shall be entitled to receive any dividends paid with respect to the Covered Shares that become payable during the Restricted Period (defined below); provided, however, that no dividends shall be payable to or for the benefit of the Participant for Covered Shares with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.  Any such dividends paid with respect to the Covered Shares during the Restricted Period shall be paid at the same time as they are paid to other shareholders of common shares of the Company.  The Participant shall be entitled to vote the Covered Shares during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.  Any additional common shares of the Company issued with respect to the Covered Shares as a result of any stock dividend, stock split or reorganization, shall be subject to the restrictions and other provisions of paragraphs 5, 6 and 7.

4.                                       Issuance of Certificate.  Each certificate issued in respect of the Covered Shares granted under this Agreement shall be registered in the name of the Participant and shall be deposited in a bank designated by the Committee or retained by the Company.  The certification of Covered Shares is conditioned upon the Participant endorsing in blank a stock power for the Covered Shares.  During the Restricted Period, all certificates evidencing the Restricted Stock will be imprinted with the following legend:  “The securities evidenced by this certificate are subject to the transfer restrictions, forfeiture restrictions and other provisions of the Restricted Stock Agreement dated                      between Hospira and                   .”  As the Restriction Period lapses, the Participant shall be entitled to have the legend removed from the certificate representing the Covered Shares.

5.                                       Restricted Period.

(a)                                  The Restriction Period shall lapse as to one-third of the Covered Shares on the first anniversary of the Grant Date, one-half of the remaining Covered Shares on the second anniversary of the Grant Date, and the remaining Covered Shares on the third anniversary of the Grant Date.

(b)                                 The date of a Change in Control that occurs on or before the Date of Termination; or

(c)                                  The Date of Termination which occurs due to any of the following:  the Participant’s death or Disability, the Participant’s resignation with Good Reason or the involuntary termination of the Participant without Cause.

6.                                       Forfeiture of Shares.  If the Date of Termination (as defined below) occurs during the Restricted Period, the Participant will forfeit any and all rights with respect to such unvested Covered Shares and the Company shall have the right to cancel any such certificates evidencing such Covered Shares.

7.                                       Restriction on Sale.  All Covered Shares shall be subject to the following restrictions on sale beginning on the Grant Date and continuing for all periods during the Forfeiture Period (the “Restricted Period”):

(a)                                  The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

(b)                                 Any additional common shares of the Company issued with respect to the Covered Shares as a result of any stock dividend, stock split or reorganization, shall be subject to the restrictions and other provisions of this Agreement.

(c)                                  The Participant shall not be entitled to receive any shares prior to completion of all actions deemed appropriate by the Company to comply with federal or state securities laws and stock exchange requirements.

8.                                       Definitions.  For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a)                                  Cause.  The term “Cause” means the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially

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injurious to the Company.  For purposes of this Agreement, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth above and specifying the particulars thereof in detail.

(b)                                 Date of Termination.  The term “Date of Termination” means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any of its subsidiaries, regardless of the reason for the termination of employment.

(c)                                  Disability.  The term “Disability” means the Participant’s disability as defined in the Hospira Long Term Disability Plan, whether or not such Participant is a participant in such disability plan, for a period of twelve (12) consecutive months.

(d)                                 Good Reason.  The term “Good Reason” means any of the following events, absent the Participant’s consent: a reduction of the Participant’s base salary; a material diminution in the Participant’s authorities, duties, or responsibilities; or a material breach by the Company of any agreement between the Company and the Participant.  For each event described above, the Participant must furnish notice to the Board within thirty (30) days of the occurrence of the event, the Company shall have thirty (30) days after receiving such notice in which to cure, and if the failure is not cured by the end of the cure period the Participant must terminate employment within fifteen (15) days after the expiration of the cure period.

9.                                       Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Participant fails to

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designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

10.                                 Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

11.                                 Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

12.                                 Amendment.  This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.  Notwithstanding the foregoing, the terms of the Agreement may be amended by Hospira as it shall deem necessary and appropriate in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final regulations promulgated thereunder.

* * * * * * *

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant

Hospira, Inc.

By:
Its:	Chairman and Chief Executive Officer

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Enclosure (3)c.

Hospira, Inc.
Notice of Grant of	ID: 20-0504497
Award and Award Agreement	275 N. Field Drive
Lake Forest, IL 60045

Award Number:

Plan: Hospira 2004 Long-Term Stock Incentive Plan

ID:

Effective                         , 2011, you have been granted Restricted Stock Units with respect to                shares of Hospira, Inc. (the Company) stock.

The Restricted Stock Units are subject to the attainment of performance goals described in the attached Term Sheet and will become fully vested on the date shown.

Units	Vest Type	Full Vest

	On Vest Date	December 31, 2013

By your signature and the Company’s signature below, you and the Company agree that these Restricted Stock Units are granted under and governed by the terms and conditions of the Hospira 2004 Long-Term Stock Incentive Plan, the Restricted Stock Unit Award Agreement and the administrative rules governing the Restricted Stock Agreement, all of which are attached and made a part of this document.

, 2011

Hospira, Inc. Name: Christopher B. Begley Title: Chairman & Chief Executive Officer	Date

Employee Name	Date

RESTRICTED STOCK UNIT AWARD AGREEMENT

You have been selected to be a Participant in the Hospira, Inc. 2004 Long-Term Stock Incentive Plan (the “Plan”), as specified in the attached Notice of Grant of Award and Award Agreement (the “Notice”):

THIS AGREEMENT (“Agreement”), effective as of the date set forth in the attached Notice, is between Hospira, Inc., a Delaware corporation (the “Company”) and the Grantee named in the Notice, pursuant to the provisions of the Plan.  Except where the context clearly implies to the contrary, any capitalized term not defined in this Agreement shall have the meaning ascribed to that term under the Plan.

The parties hereto agree as follows:

1.                                       Award of Restricted Stock Units.  The Company hereby grants to Grantee the number of restricted stock units (the “Units”) set forth in the attached Notice subject to the terms and conditions set forth below and in the attached Term Sheet.  The term “Units” shall include “Earned Units” as defined in Section 2(a) below.

2.                                       Restrictions.  The Units are being awarded to Grantee subject to the forfeiture conditions set forth below (the “Restrictions”) which shall, unless otherwise stated, lapse, if at all, as set forth in the attached Term Sheet.

(a)                                  The Units are subject to the attainment of performance goals during the performance period, as described in the attached Term Sheet.  The number of Units earned upon the attainment of the performance goals (the “Earned Units”) shall be determined by the Compensation Committee of the Board of Directors (the “Committee”) upon completion of the performance period.

(b)                                 Any Units subject to the Restrictions shall be automatically forfeited upon the earliest to occur of the following:  (i) except as provided in Section 7, the date of the Grantee’s termination of employment with the Company or a subsidiary for any reason other than death, Disability or Retirement; (ii) subject to the provisions of Section 3, the date the Grantee engages in conduct which constitutes Restricted Activity; or (iii) as provided in Section 4.

3.                                       Restricted Activity.

(a)                                  Without the prior written consent of the Committee, the Grantee shall not, while employed by the Company and for a period of one year following the termination of employment for any reason:

(i)                                     directly or indirectly engage or assist any person engaging in any Competitive Business, individually, or as an officer, director, employee, agent, consultant, owner, partner, lender, manager, member, principal, or in any other capacity, or render any services to any entity that is engaged in any Competitive Business; provided, however, that the Grantee’s ownership of 1% of any class of equity security of any entity engaged in any Competitive Business shall not be deemed a breach of this paragraph 3(a) provided such securities are listed on a national securities exchange or quotation system or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended;

(ii)                                  directly or indirectly divert, take away, solicit, or assist others in soliciting any current or prospective customer, supplier, independent contractor or service provider of the Company or any affiliate or otherwise interfere with the relationship between the Company or any affiliate and any current or prospective customer, service provider, supplier, independent contractor or stockholder;

(iii)                               directly or indirectly induce any person to leave employment with the Company, or solicit for employment other than on behalf of the Company, offer employment to, or employ, any person who was an employee of the Company, in each case within six months of such inducement, solicitation, or offer; or

(iv)                              engage in conduct which constitutes Cause.

(b)                                 If the Grantee engages in any activity described in paragraph 3(a) above without the written consent of the Committee, the Company, as determined by the Committee in its sole discretion, may terminate the Agreement as of the date on which the Grantee engaged in such Restricted Activity, and (i) the Grantee shall pay to the Company in cash any Financial Gain the Grantee realized from the vesting of the Units, provided that such vesting occurred within one year from the date that the Grantee engaged in such Restricted Activity, and (ii) if the Restricted Activity occurs prior to the delivery of the Earned Units, the Grantee shall forfeit the Units and this Agreement shall terminate as of the date on which the Grantee first engaged in such Restricted Activity.

4.                                       Other Right to Correct Payments.  Subject to the Company’s Executive Compensation Recover Policy, and notwithstanding anything in the Agreement to the contrary, if the Committee determines, in its sole discretion, that the number of Units determined to be delivered under the Agreement or the value of such Units was based on the Company’s published financial statements that have been restated then, at the Committee’s discretion, the Company may, but in no case later than 60 months of such restatement:

(a)                                  cancel all Units (whether vested or unvested) that were based upon the financial performance in the published financial statements that was subsequently restated;

(b)                                 rescind any delivery of Units that were based upon the financial performance in the published financial statements that was subsequently restated; and

(c)                                  if any amount has been realized from the vesting of the Units that would have been lower had the financial results been properly reported, recover all or any Financial Gain realized by the Grantee, as determined by the Committee in its sole discretion, that resulted from the financial results that were subsequently restated, and the Grantee agrees to repay and return any such Financial Gain to the Company.

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The Committee may, in its sole discretion, effect any such recovery by obtaining repayment directly from the Grantee, setting off the amount owed to the Company against any amount or award that would otherwise be granted by the Company to the Grantee, reducing any future compensation or benefit to the Grantee or any combination thereof.

5.                                       Death, Disability or Retirement.  In the event of the death, Disability or Retirement of the Grantee at any time during the performance period, the a number of shares of Common Stock equal to the number of Earned Units (or cash equal to the value of the shares) will be delivered to the Grantee or the Grantee’s personal representative, upon the determination of the number of Earned Units after the end of the performance period, but no later than 90 days following the end of such performance period.

6.                                       Change in Control.  In the event of a Change in Control of the Company during the performance period, the Grantee will be deemed to have earned an award based on the target performance goal established by the Committee and a number of shares of Common Stock equal to the number of deemed Earned Units (or cash equal to the value of the shares) will be delivered to the Grantee no later than 90 days following such Change in Control.

7.                                       Termination of Employment.  In the event of the Grantee’s Involuntary Termination of Employment or resignation with Good Reason during the performance period, the Grantee will be deemed to have earned an award based on the target performance goal established by the Committee and a number of shares of Common Stock equal to the number of deemed Earned Units (or cash equal to the value of the shares) will be delivered to the Grantee no later than 90 days following such termination of employment.  If Grantee’s termination of employment during the performance period is for any reason other than death, Disability, Retirement, Involuntary Termination of Employment or resignation with Good Reason, all Units shall be forfeited.  The Company will not be obligated to pay Grantee any consideration whatsoever for forfeited Units (whether or not earned).

8.                                       Dividend Equivalents.  Neither dividends nor Dividend Equivalents will be paid or accrued on unvested Units.

9.                                       Adjustments.  If the number of outstanding shares of Common Stock is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Units subject to this Award shall be adjusted in accordance with the applicable provisions of the Plan pertaining to such adjustments.

10.                                 Delivery of Certificate.  Subject to withholding of taxes as provided in Section 11 below, the Company shall deliver to the Grantee a certificate representing a number of shares of Common Stock equal to the number of Earned Units on which Restrictions have lapsed plus a cash payment equal to the value of any fractional Earned Unit then credited to the Grantee’s account, upon the lapse of Restrictions, or at a later date specified by the Grantee in a Notice of Deferral Election filed with the Committee within rules established to comply with section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (“Section 409A”) and in conformance with such deferral option forms under the Notice of Deferral Election provided by the Company.

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11.                                 Withholding Taxes.  The Company is entitled to withhold an amount equal to the Company’s required statutory withholding taxes for the respective tax jurisdiction attributable to any share of Common Stock or property deliverable in connection with the Earned Units.  Subject to such limitations as the Company may establish from time to time, Grantee may satisfy any withholding obligation in whole or in part by making a cash payment equal to the amount required to be withheld.

12.                                 Nontransferability.  Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units subject to this Award.

13.                                 Voting and Other Rights.

(a)                                  Grantee shall have no rights as a stockholder of the Company in respect of the Earned Units, including the right to vote and to receive dividends and other distributions, until delivery of certificates representing shares of Common Stock in satisfaction of the Earned Units.

(b)                                 The grant of Units does not confer upon Grantee any right to continue in the employ of the Company or a subsidiary or to limit or interfere with the right of the Company or a subsidiary, to terminate Grantee’s employment at any time.

(c)                                  The grant of an award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award in the future.  Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of the award and vesting provisions.

(d)                                 The Committee retains the right to reduce the number of Units subject to this Award at any time prior to payment or delivery based on the performance of the Grantee.

14.                                 Funding.  No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Units awarded hereunder.  The grant of Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

15.                                 Definitions.  For purposes of this Agreement, the following words shall have the meaning provided below:

(a)                                  Cause.  The term “Cause” means the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company.  For purposes of this Agreement, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the

4

Participant shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth above and specifying the particulars thereof in detail.

(b)                                 Competitive Business.  The term “Competitive Business” means any business activity in which the Company or any subsidiary is actively engaged at the time the Grantee’s employment terminates.  For these purposes, entities deemed to be engaged in Competitive Business include, by way of example and not limitation, Abraxis BioScience, Inc., Baxter International Inc., Teva Pharmaceuticals, Becton, Dickinson and Company, B. Braun Melsungen AG, Cardinal Healthcare Inc., Fresenius Medical Care AG, Terumo Medical Corporation, Patheon, Inc., and Edwards Lifesciences Corporation.

(c)                                  Date of Termination.  The term “Date of Termination” means the first day occurring on or after grant of the award under this Agreement on which the Grantee is not employed by the Company or any subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Grantee between the Company and a subsidiary or between two subsidiaries; and further provided that the Grantee’s employment shall not be considered terminated while the Grantee is on a leave of absence from the Company or a subsidiary approved by the Grantee’s employer.  If, as a result of a sale or other transaction, the Grantee’s employer ceases to be a subsidiary (and the Grantee’s employer is or becomes an entity that is separate from the Company), and the Grantee is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a subsidiary, then the occurrence of such transaction shall be treated as the Grantee’s Date of Termination caused by the Grantee being discharged by the employer.

(d)                                 Disability.  The term “Disability” means the Grantee either is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Grantee is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or a subsidiary.

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(e)                                  Dividend Equivalent.  “Dividend Equivalent” means, with respect to any shares of Hospira common stock that are to be issued pursuant to an award at the end of the performance period, an amount equal to cash dividends that are payable to stockholders of record during the performance period on a like number of shares of Hospira common stock.

(f)                                    Financial Gain.  “Financial Gain” means the Fair Market Value of the Common Stock on the date the Unit is deemed vested, multiplied by the number of Units actually distributed pursuant to this Agreement, reduced by any taxes paid in countries other than the United States, to the extent that such taxes are not otherwise eligible for refund from the taxing authorities.

(g)                                 Good Reason.  “Good Reason” means any of the following events, absent the Participant’s consent: a reduction of the Participant’s base salary; a material diminution in the Participant’s authorities, duties, or responsibilities; or a material breach by the Company of any agreement between the Company and the Participant.  For each event described above, the Participant must furnish notice to the Board within thirty (30) days of the occurrence of the event, the Company shall have thirty (30) days after receiving such notice in which to cure, and if the failure is not cured by the end of the cure period the Participant must terminate employment within fifteen (15) days after the expiration of the cure period.

(h)                                 Involuntary Termination of Employment.  “Involuntary Termination of Employment” means the Grantee’s involuntary termination by the Company without Cause.

(i)                                     Retirement.  “Retirement” of the Grantee means, the occurrence of the Grantee’s Date of Termination on or after the date that the Grantee reaches the age of 55 and has 10 years of combined service with the Company or its subsidiaries (or with Abbott Laboratories and its affiliates, provided that the Grantee transitioned employment from Abbott to the Company in conjunction with the distribution of the Company’s common stock to the Abbott shareholders) (as determined by the Committee).

16.                                 Notices.  Any written notice under this Award shall be deemed given on the date that is two business days after it is sent in writing, delivered either in hand, by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized delivery service, which provides proof of delivery, all delivery charges prepaid, and addressed as follows:

To the Company:	Hospira, Inc. 275 N. Field Drive Lake Forest, IL 60045 Attention: Corporate Secretary

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To the Grantee or his or her representative at the address of the Grantee at the time appearing in the employment records of the Company, currently as shown in the attached Notice or

At such other address as either party may designate by notice given to the other in accordance with these provisions.

17.                                 Governing Law.  All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law and not the law of conflicts of the State of Illinois.

18.                                 Amendment.  This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Grantee and the Company without the consent of any other person; provided that the Committee may amend by the Company as it shall deem necessary and appropriate in its sole discretion to comply with the requirements of Section 409A.

19.                                 Plan Documents.  The Plan and the Prospectus for the Hospira, Inc. 2004 Long Term Incentive Plan are available at:

http://www.UBS.com/

or from:

Ms. Pam Hannon

Corporate Compensation, Hospira, Inc.

Mail Stop H1 South, 275 N. Field Drive, Lake Forest, IL  60045

phone:  224-212-2661 fax:  224-212-3358; e-mail:  pam.hannon@Hospira.com

GRANTEE’S INITIALS	INITIALS OF HOSPIRA, INC.’S General Counsel and Secretary

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2011 — 2013 Total Shareholder Return (TSR) TERM SHEET

PERFORMANCE PERIOD:	Beginning January 1, 2011, and ending December 31, 2013.

PERFORMANCE GOAL:

•                                          Relative Total Shareholder Return (“RTSR”) compared to peer companies (identified in Appendix I) is the FY11-13 performance measure. Relative Total Shareholder Return is defined as the percentile rank of Hospira’s Total Shareholder Return compared to the Total Shareholder Return of Hospira’s peer companies over the Performance Period. Total Shareholder Return is the total rate of return on a share of common stock, reflecting stock price appreciation plus reinvestment of dividends and the compounding effect of dividends, adjusted appropriately to reflect stock splits, spin-offs and similar transactions.

The Base Price of Hospira’s common stock, and each peer company’s common stock, is the average of the closing prices for the last 30 trading days before the start of Performance Period.  The average closing price for the last 30 trading days of FY10 preceding the FY11-13 Performance Period is $56.44 and serves as the base for relative comparisons over the Performance Period.

The payment levels at various percentile rankings against the peer companies are shown in the following table:

HOSPIRA % Percentile Rank	% of Units Earned

75th	200%
70th	180%
65th	160%
60th	140%
55th	120%
50th	100%
45th	85%
40th	70%
35th	55%
30th	40%
25th	25%
<25th	0%
• With linear interpolation between percentiles
• Percentile rank includes HOSPIRA

VESTING:

Subject to the terms of the Restricted Stock Unit Award Agreement, restrictions on the restricted stock units earned during the performance period, as determined above, will lapse on December 31, 2013, if the Grantee is a full-time active employee of the Company on that date.

Final determination and distribution of the number of restricted stock units earned will be made after the actual TSR growth during the performance period has been certified by Hospira, Inc.’s independent auditor and the Audit Committee of the Company’s Board of Directors.

Appendix I

Peer Companies for Relative TSR Comparison

Ticker	Company Name	Sector
ABT	Abbott Labs	Health Care
A	Agilent Technologies Inc.	Health Care
AGN	Allergan Inc.	Health Care
ABC	AmerisourceBergen Corp.	Health Care
AMGN	Amgen	Health Care
BAX	Baxter International Inc.	Health Care
BDX	Becton Dickinson	Health Care
BIIB	BIOGEN IDEC Inc.	Health Care
BSX	Boston Scientific	Health Care
BMY	Bristol-Myers Squibb	Health Care
CAH	Cardinal Health Inc.	Health Care
CFN	CareFusion Corp.	Health Care
CELG	Celgene Corp.	Health Care
CEPH	Cephalon Inc	Health Care
CERN	Cerner Corp	Health Care
BCR	CR Bard Inc.	Health Care
DVA	DaVita Inc.	Health Care
XRAY	Dentsply International	Health Care
ESRX	Express Scripts	Health Care
FRX	Forest Laboratories	Health Care
GENZ	Genzyme Corp.	Health Care
GILD	Gilead Sciences	Health Care
HSP	Hospira Inc.	Health Care
ISRG	Intuitive Surgical Inc.	Health Care
JNJ	Johnson & Johnson	Health Care
LH	Laboratory Corp. of America Holding	Health Care
LIFE	Life Technologies Corp.	Health Care
LLY	Lilly (Eli) & Co.	Health Care
MCK	McKesson Corp. (New)	Health Care
MHS	Medco Health Solutions Inc.	Health Care
MDT	Medtronic Inc.	Health Care
MRK	Merck & Co.	Health Care
MYL	Mylan Inc.	Health Care
PDCO	Patterson Cos. Inc.	Health Care
PKI	PerkinElmer	Health Care
PFE	Pfizer Inc.	Health Care
DGX	Quest Diagnostics	Health Care
STJ	St Jude Medical	Health Care
SYK	Stryker Corp.	Health Care
THC	Tenet Healthcare Corp.	Health Care
TMO	Thermo Fisher Scientific	Health Care
VAR	Varian Medical Systems	Health Care
WAT	Waters Corporation	Health Care
WPI	Watson Pharmaceuticals	Health Care
ZMH	Zimmer Holdings	Health Care

Enclosure (3)d

LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE UNIT PROGRAM

FISCAL YEARS 2011-2013

PROGRAM DESCRIPTION

This document contains confidential information intended for use only within Hospira, Inc.

The reproduction or distribution of this document, either electronically or in hard copy, without the prior approval of the Hospira, Inc. Corporate Compensation department is prohibited.

Highlights

This booklet outlines the terms of the Hospira Performance Share Unit program (“Program”) for fiscal years 2011-2013 (the “Performance Cycle”) and provides detailed information relating to the grant of Performance Share Units (“PSUs”). Awards granted under the Program are made from shares of Hospira common stock authorized under the Hospira 2004 Long-Term Stock Incentive Plan (the “Plan”).

The key features of this Program are summarized below. In some countries other than the United States, variations in Program design may occur in order to comply with local laws and tax regulations.

Purpose

Hospira has created the Program in order to:

•                  Focus executive management’s attention on the long-term performance results of Hospira as measured by total shareholder return (“TSR”)

•                  Provide incentive compensation opportunities based upon the achievement of specific TSR results

•                  Provide, in combination with stock options, a competitive long-term compensation opportunity to Participants and assist in attracting and retaining highly qualified and motivated executive talent

Participation

Participation in the Program is limited to individuals elected as corporate officers and other senior officers designated for participation by the Chairman and Chief Executive Officer (CEO) of Hospira, Inc.

Performance Share Units (PSU)

Performance Share Unit awards are initially granted in the form of a target number of PSUs at the beginning of the Performance Cycle. At the end of the Performance Cycle, the number of PSUs earned will be converted to shares of Hospira common stock. Based upon the actual performance results, the award can range between 0% and 200% of the target PSUs granted.

PSUs have special restrictions that are based upon both the continued service of Program Participants and Hospira’s performance against the established financial performance goal. These restrictions include a prohibition against the transfer of the PSUs during the Performance Cycle to another individual or entity. Any shares not awarded at the end of the Performance Cycle are forfeited.

Hospira may substitute or offer alternative forms of incentive compensation if it determines that tax or legal regulations in a country provide more favorable treatment for those alternative forms of incentive compensation or as a voluntary alternative to PSUs, subject to any applicable requirements of Section 409A of the Internal Revenue Code.

•                  PSUs under this Program are granted only during 2011, the first fiscal year of the Performance Cycle. At the end of the Performance Cycle, 2013, the target PSUs are converted to shares of Hospira common stock and issued to Program Participants in stock based upon the actual performance results; however, fractional shares are paid in cash.

•                  The number of shares earned is dependent upon the extent to which the pre-established performance goal is achieved during the Performance Cycle. Participants may earn between 0% - 200% of the target PSUs originally granted based upon the performance results.

•                  Participants do not have voting rights on PSUs during the Performance Cycle.

Performance Measure

Performance under the 2011-2013 Program is measured as follows:

•                  Relative Total Shareholder Return (“RTSR”) compared to peer companies (identified in Appendix I). Relative Total Shareholder Return is defined as the percentile rank of Hospira’s Total Shareholder Return compared to the Total Shareholder Return of Hospira’s peer companies over the Performance Cycle. Total Shareholder Return is the rate of return on a share of common stock, reflecting stock price appreciation plus reinvestment of dividends and the compounding effect of dividends, adjusted appropriately to reflect stock splits, spin-offs and similar transactions.

The Performance Cycle begins January 1, 2011 and ends December 31, 2013, and is aligned with Hospira’s fiscal years 2011 through 2013.

The Base Price of Hospira’s common stock, and each peer company’s common stock, is the average of the closing prices for the last 30 trading days before the start of the Performance Cycle. The average closing price of Hospira stock for the last 30 trading days of FY10 preceding the Performance Cycle is $56.44 and serves as the base for relative comparisons over the Performance Cycle.

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The payment levels at various percentile rankings against the peer companies are shown in the following table:

HOSPIRA	% of PSUs
%Percentile Rank	Earned

75th	200%
70th	180%
65th	160%
60th	140%
55th	120%
50th	100%
45th	85%
40th	70%
35th	55%
30th	40%
25th	25%
<25th	0%

• With linear interpolation between percentiles
• Percentile rank includes HOSPIRA

Form and Time of Payment

Vested awards are paid in shares of Hospira common stock. Any required tax withholding will be taken from the Hospira shares that have been earned.

Except upon a change in control or as a Participant specifies in a Notice of Deferral Election containing specified forms of deferrals filed within limits and rules established to comply with section 409A of the Internal Revenue Code, all payments will be made no later than 90 days after the end of the Performance Cycle.

Dividend Equivalents or Dividends

No dividend or Dividend Equivalents will be paid or accrued on behalf of the Participants during the period when the PSUs have not vested.

Award Grant Notice and Agreement

Each Participant will receive a PSU Grant Notice and Agreement (“Grant Notice”) specifying the target grant PSUs and the terms and conditions applicable to the grant. The Grant Notice and Agreement and this Program Description should be retained with the Participant’s other important documents.

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Tax Consequences

United States

Under current United States tax laws, a Participant does not realize any taxable income from the PSUs when they are initially granted. The taxable event occurs on the Transfer Date, except to the extent that a Participant that is subject to the U.S. federal income tax has elected to defer distribution of the shares until a later date (“Deferred Payment Date”). The market value of Hospira common stock on the Transfer Date or the Deferred Payment Date, as the case may be, will determine the amount of taxable income. When the number of shares actually earned has been determined, the market value of the shares on the Transfer Date or the Deferred Payment Date is considered income to the Participant. This amount is then subject to applicable federal, state and local withholding. Amounts necessary to settle the tax-withholding obligation will be withheld from the shares that would otherwise have been distributed to the Participant. Federal tax will be withheld at the required statutory supplemental federal tax rate in effect at the time of the distribution.

Under U.S. tax law, Participants will not be taxed until the end of the Performance Cycle.

Countries other than the United States

Tax laws vary among countries, so Participants are advised to seek counsel concerning the tax consequences of this grant in their respective countries of taxation. In most cases, Participants incur no taxable income from PSUs when initially awarded until the Transfer Date. When the shares are earned, the market value of the shares on the Transfer Date is typically considered income. For individuals residing outside the U.S. and not subject to U.S. tax laws, taxes may still be required to be withheld by Hospira in the U.S. Each Participant is responsible for compliance with the relevant legal and tax regulations in his or her tax jurisdiction.

Impact on Other Benefits

Any shares earned under this Program are not considered compensation for purposes of any retirement plan, severance arrangement or other benefit plans in which a Participant currently participates or may become eligible to participate in at a later date.

Forfeiture and Correction

Notwithstanding anything contained in this document to the contrary, if the Participant engages in any activity that constitutes restricted activity, including but not limited to: (1) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Company, (2) violating the Company code of business conduct, (3) committing an act of fraud, embezzlement or theft in the course of the Participant’s duties or in the course of employment, (4) soliciting any present or future employees or customers of the Company to terminate such employment or business relationship(s) with the Company, (5) disclosing or misusing any confidential information regarding the Company, (such activities to be collectively referred to as “wrongful conduct”), then the

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committee may at its sole discretion terminate this Award, to the extent it remains restricted, on the date on which the Participant engaged in such restricted activity, and (i) if the restricted activity occurred within one year of a PSU Vesting Date, the Participant shall pay to the Company in cash any financial gain the Participant realized from the vesting of the PSU, and (iii) if the misconduct occurs prior to the Deferred Payment Date, if applicable, the Participant shall forfeit the deferred PSU and this Award shall terminate automatically on the date on which the Participant first engaged in such wrongful conduct.

In addition, if the Participant is an officer required to file reports under Section 16(a) of the Securities Exchange Act of 1934 or is elected a corporate officer by Hospira’s Board of Directors (not including assistant officers), the Participant is subject to the Company’s Executive Compensation Recovery Policy (“Policy”). Subject to the terms of the Policy, and notwithstanding anything contained in this document to the contrary, if the number of PSUs to be delivered or the value of such PSUs was based on the Company’s published financial statements that have been restated, then the Committee may within 60 months of such restatement: (1) cancel all PSUs (whether vested or unvested) that were based upon the financial performance in the published financial statements that was subsequently restated; (2) rescind any delivery of PSUs that were based upon the financial performance in the published financial statements that was subsequently restated; and (3) if any amount has been realized from the vesting of the PSUs that would have been lower had the financial results been properly reported, recover all or any financial gain realized by the Participant that resulted from the financial results that were subsequently restated.

For purposes of this section, financial gain shall equal, the fair market value of Hospira common stock on the Vesting Date, multiplied by the number of PSUs actually distributed pursuant to this Award, reduced by any taxes paid in countries other than the United States (which taxes are not otherwise eligible for refund from the taxing authorities). By accepting a PSU grant, the Participant consents to and authorizes the Company to deduct from any amounts payable by the Company to the Participant, any amounts the Participant owes to the Company under this section. This right of set-off is in addition to any other remedies the Company may have against the Participant for breach of the terms and conditions of this Program.

Administrative Guidelines

The following guidelines apply to the Program. Additional Administrative Guidelines may be adopted, as needed, during the Performance Cycle.

•                  The Committee is responsible for administering the Program and has full power and authority to interpret the Program and to adopt rules, regulations and guidelines for carrying out the Program, as it deems necessary.

•                  The Committee functions as the administrator of the Program and its decisions are binding on all persons.

•                  The Committee reserves the right, in its absolute discretion, to reduce or eliminate the awards earned by any Participant and to make changes in the peer group and performance measurement methodology and any such changes shall be binding on all Participants.

•                  The Committee reserves the right to change any of the terms and conditions of the Program award to the Participants, including the definition of relative TSR, if deemed

5

necessary on advice of counsel to meet the requirements for a “performance-based exemption” under the regulations or rulings of §162(m) of the Internal Revenue Code. In addition, the Committee reserves the right to amend any of the terms and conditions of the Program award to Participants if deemed necessary in its sole discretion to comply with § 409A of the Internal Revenue Code.

•                  The Committee may, as it deems appropriate, delegate some or all of its power to the CEO or other executive officer of the Corporation. However, the Committee may not delegate its power to a Program Participant concerning the grant, timing, pricing or amount of such Program Participant’s award. The Incentive Award Committee of the Hospira Board of Directors shall have the authority to grant Performance Share Unit awards in accordance with the terms of this Program, except the Incentive Award Committee shall not make any such grants to any member of the Incentive Award Committee or officers required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 provided that no such individual award exceeds 200,000 performance shares.

•                  The Chief Financial Officer will be responsible for confirming the financial results under the Program. The Committee will approve the awards when granted during each fiscal year and approve distributions to be made at the end of the Performance Cycle for all Program Participants. The portion of the shares earned will be distributed as soon as practicable after the completion of the Performance Cycle and the Vesting Date.

•                  Awards may be made to new Participants during the first year of the Performance Cycle. The number of PSUs awarded may be adjusted to reflect that the individual is not a Participant for the entire Performance Cycle.

•                  Awards may be made to Participants who change positions during the first year of the Performance Cycle, if such a change would have resulted in the Participant’s qualifying for an increased level of award.

•                  In the event of a Participant’s death, Total Disability or if a Participant retires at age 55 or later and has at least 10 years of service with Hospira (or with Hospira and Abbott Laboratories if the Participant transitioned employment from Abbott to Hospira in conjunction with Hospira’s spin-off from Abbott Laboratories or with an acquired company if service for that company has been recognized under the Program, all PSUs granted would continue to vest and be eligible for distribution at the end of the Performance Cycle based upon proration for performance only, subject to approval of the Committee. If applicable, this will be distributed at the normal payout time.

•                  A Participant who voluntarily resigns or is terminated without severance benefits during the Performance Cycle forfeits the rights to all PSUs and RSUs. Participants who are involuntarily terminated and receive severance benefits are eligible for a prorated distribution, subject to Committee approval. In order to be considered for any prorated distribution under this Program provision, a Participant must be actively employed for at least one-third, i.e. 12 months, of the Performance Cycle. Only periods of active service will be recognized for purposes of computing any prorated distribution. This means that any period of time during which services may be provided to the company but the individual is not then a regular, full-time employee of the company (for example, if the Participant provides services under a consulting agreement), that time will be disregarded for purposes of calculating any prorated distribution.

6

•                  In the event of a sale, closing, spin-off or other disposition of the Participant’s business unit that results in the termination of the Participant’s employment with the Company, the Participant will be eligible for a distribution of shares after the performance period pro-rated only for performance, subject to approval of the Committee.

•                  Should a change in control (as defined in the Plan) occur during the Performance Cycle, the Participant will be deemed to have earned an award based on the target performance goal and a number of shares of Hospira common stock equal to the number of such units earned (or cash equal to the value of the shares) will be delivered to the Participant no later than 90 days following the change in control.

•                  If any statement in this Program Description or any oral representation differs from the Plan or the Grant and Notice Agreement, the Plan and the Grant and Notice Agreement will prevail. The Plan, Grant Notice and Agreement and Program Description collectively comprise all terms and conditions applicable to the Program.

•                  Any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution of any or all of the assets of the Hospira will be handled as provided for in the Plan.

•                  Nothing in the Program shall confer on a Participant any right to continue in the employ of Hospira or in any way affect Hospira’s right to terminate the Participant’s employment in accordance with applicable laws.

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APPENDIX I

FY 2011 - 2013

Peer Companies for Relative TSR Comparison

Ticker	Company Name	Sector

ABT	Abbott Labs	Health Care

A	Agilent Technologies Inc.	Health Care

AGN	Allergan Inc.	Health Care

ABC	AmerisourceBergen Corp.	Health Care

AMGN	Amgen	Health Care

BAX	Baxter International Inc.	Health Care

BDX	Becton Dickinson	Health Care

BIIB	BIOGEN IDEC Inc.	Health Care

BSX	Boston Scientific	Health Care

BMY	Bristol-Myers Squibb	Health Care

CAH	Cardinal Health Inc.	Health Care

CFN	CareFusion Corp.	Health Care

CELG	Celgene Corp.	Health Care

CEPH	Cephalon Inc	Health Care

CERN	Cerner Corp	Health Care

BCR	CR Bard Inc.	Health Care

DVA	DaVita Inc.	Health Care

XRAY	Dentsply International	Health Care

ESRX	Express Scripts	Health Care

FRX	Forest Laboratories	Health Care

GENZ	Genzyme Corp.	Health Care

GILD	Gilead Sciences	Health Care

HSP	Hospira Inc.	Health Care

ISRG	Intuitive Surgical Inc.	Health Care

JNJ	Johnson & Johnson	Health Care

LH	Laboratory Corp. of America Holding	Health Care

LIFE	Life Technologies Corp.	Health Care

8

LLY	Lilly (Eli) & Co.	Health Care

MCK	McKesson Corp. (New)	Health Care

MHS	Medco Health Solutions Inc.	Health Care

MDT	Medtronic Inc.	Health Care

MRK	Merck & Co.	Health Care

MYL	Mylan Inc.	Health Care

PDCO	Patterson Cos. Inc.	Health Care

PKI	PerkinElmer	Health Care

PFE	Pfizer Inc.	Health Care

DGX	Quest Diagnostics	Health Care

STJ	St Jude Medical	Health Care

SYK	Stryker Corp.	Health Care

THC	Tenet Healthcare Corp.	Health Care

TMO	Thermo Fisher Scientific	Health Care

VAR	Varian Medical Systems	Health Care

WAT	Waters Corporation	Health Care

WPI	Watson Pharmaceuticals	Health Care

ZMH	Zimmer Holdings	Health Care

Note: These peer companies are the companies that comprise the S&P 500 Health Care index as of December 31, 2010 after removing those companies classified as Managed Care Companies. These companies will remain a constant measurement group for the 2011-2013 Performance Cycle. The peer companies will be reestablished for future three year performance cycles.

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APPENDIX II

Definitions

a)              Award Date means the date upon which the Board of Directors or the Committee approves the granting of an award under this Program.

b)             Base Price is $56.44 which is the average of the closing prices for the last 30 trading days preceding the Performance Cycle.

c)              Committee means the Compensation Committee of the Board of Directors of Hospira, Inc.

d)             Company or Corporation means Hospira, Inc. and its subsidiaries.

e)              Deferred Distribution Date means the Distribution Date specified under the Notice of Deferral Election Form, in the event the Participant elected to defer his or her LTI award.

f)                Dividend Equivalents means, with respect to any shares of Hospira common stock that are to be issued pursuant to an award at the end of the Performance Cycle, an amount equal to cash dividends that are payable to stockholders of record during the Performance Cycle on a like number of shares of Hospira common stock.

g)             Fiscal Year (FY) means, for purposes of this Program, each calendar year beginning on January 1 and ending on December 31.

h)             Grant Notice and Agreement means the document provided to each Participant evidencing the number of Performance Share Units awarded and the basic terms and conditions of the award.

i)                 Notice of Deferral Election Form means an election form filed with the Committee within rules established to comply with section 409A of the Internal Revenue Code under which a Participant elects to defer the distribution of his or her PSU award.

j)                 Participant means an individual elected as a corporate officer and other senior officers designated for participation by the CEO of Hospira, Inc. who has received a Grant Notice and Agreement specifying the basic terms of participation in this Program.

k)              Performance Cycle is the three-year period consisting of Hospira’s fiscal years 2011 through and including 2013.

l)                 Performance Share Unit means unit awarded to a Participant as described under “Performance Share Units (PSU)” above.

m)           Plan means the 2004 Hospira Long-Term Stock Incentive Plan or any successor plan or plans.

n)             Relative Total Shareholder Return means Hospira, Inc. common stock price appreciation plus reinvested dividends during the Performance Cycle relative to the peer companies.

o)             Total Disability means the Participant either is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Participant is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

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p)             Transfer Date means the date after the Committee certifies, after the Performance Cycle, the number of shares to be distributed to the Program Participant.

q)             Vesting means the determination made at the end of the Performance Cycle as to how many, if any, of the PSUs that are actually earned by a Participant based upon actual performance results.

r)                Vesting Date means January 1, 2014.

This brochure provides a summary of the Program and in the case of a conflict between this document and the terms of the Plan, the Plan’s terms shall govern. Hospira, Inc. reserves the right to change or terminate the Plan at any time through appropriate action of its Board of Directors.

11

Enclosure (4)

AGREEMENT REGARDING

CHANGE IN CONTROL

THIS AGREEMENT (“Agreement”), is made and entered into as of the                day of                    2011 (the “Effective Date”) by and between Hospira, Inc. (the “Company”) and                          (the “Executive”).

WITNESSETH THAT:

WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel, and the Company recognizes that, as is the case with many publicly held corporations, a change in control might occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company;

NOW, THEREFORE, to induce the Executive to remain in the employ of the Company and in consideration of the premises and mutual covenants set forth herein, IT IS HEREBY AGREED by and between the parties as follows:

1.     AGREEMENT TERM. THE TERM SHALL BEGIN ON THE EFFECTIVE DATE AND SHALL CONTINUE THROUGH DECEMBER 31, 2012. NOTWITHSTANDING THE FOREGOING, IF A CHANGE IN CONTROL (AS DEFINED IN SECTION 6 BELOW), OCCURS DURING THE AGREEMENT TERM, THE AGREEMENT TERM SHALL CONTINUE THROUGH AND TERMINATE ON THE SECOND ANNIVERSARY OF THE DATE ON WHICH THE CHANGE IN CONTROL OCCURS.

2.     ENTITLEMENT TO CHANGE IN CONTROL BENEFITS. The Executive shall be entitled to the Change in Control Benefits described in Section 3 hereof if the Executive’s employment by the Company is terminated during the Agreement Term but after a Change in Control (i) by the Company for any reason other than Permanent Disability or Cause, or (ii) by the Executive for Good Reason.  For purposes of this Agreement:

(a)                                  A termination of the Executive’s employment shall be treated as a termination by reason of “Permanent Disability” only if, due to a mental or physical disability, the Executive is absent from the full time performance of duties with the Company for a period of at least twelve consecutive months and fails to return to the full time performance of duties within 30 days after receipt of a demand by the Company to do so.

(b)                                 The term “Cause” shall mean the willful engaging by the Executive in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company. For purposes of this Agreement, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

(c)                                  The term “Good Reason” shall mean the occurrence of any of the following circumstances without the Executive’s express written consent:

(i)                                     a significant adverse change in the nature, scope or status of the Executive’s position, authorities or duties from those in effect immediately prior to the Change in Control, including, without limitation, if the Executive was, immediately prior to the Change in Control, an officer of a public company, the Executive ceasing to be an officer of a public company;

(ii)                                  the failure by the Company to pay the Executive any portion of the Executive’s current compensation;

(iii)                               a reduction in the Executive’s annual base salary (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control as the same may be increased from time to time;

(iv)                              the failure by the Company to award the Executive an annual bonus in any year which is at least equal to the annual bonus, awarded to the Executive under the annual bonus plan of the Company for the year immediately preceding the year of the Change in Control;

(v)                                 the failure by the Company to award the Executive equity-based incentive compensation (such as stock options, shares of restricted stock, or other equity-based compensation) on a periodic basis consistent with the Company’s practices with respect to timing, value and terms prior to the Change in Control;

(vi)                              the failure by the Company to continue to provide the Executive with the welfare benefits, fringe benefits and perquisites enjoyed by the Executive immediately prior to the Change in Control under any of the Company’s plans or policies, including, but not limited to, those plans and policies providing pension, life insurance, medical, dental, prescription, health and accident, disability, vacation, and other executive perquisites;

(vii)                           the relocation of the Company’s principal executive offices to a location more than thirty-five miles from the location of such offices immediately prior to the Change in Control or the Company requiring the Executive to be based anywhere other than the Company’s principal executive offices except for required travel to the Company’s business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to the Change in Control; or

(viii)                        the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated by Section 15.

For purposes of any determination regarding the existence of Good Reason, any good faith determination by the Executive that Good Reason exists shall be conclusive.

3.     CHANGE IN CONTROL BENEFITS. In the event of a termination of employment entitling the Executive to benefits in accordance with Section 2, the Executive shall, subject to the provisions of the last paragraph of this Section 3, receive the following:

(a)                                  The Executive shall be entitled to receive the following employee welfare benefits: medical, health and accident, dental, prescription, disability, and life insurance coverage for the Executive (and, where applicable under the Company’s welfare benefit plans, the Executive’s family) through the third anniversary of the Executive’s date of termination of employment, or, if earlier, the date on which the Executive becomes employed by another employer. The benefits provided by the Company shall be no less favorable in terms of coverage and cost to the Executive than those provided under the Company’s welfare benefit plans applicable to the Executive (and, where applicable, the Executive’s family) prior to the Change in Control, determined as if the Executive remained in the employ of the Company through such third anniversary.

(b)                                 If the Executive’s date of termination occurs after the end of a performance period applicable to an annual incentive (bonus) award, and prior to the payment of the award for the period, the Executive shall be entitled to a lump sum payment in cash no later than twenty (20) business days after the date of termination equal to the greatest of (i) the Executive’s annual incentive (bonus) award for that period, as determined under the terms of that incentive award arrangement, (ii) the Executive’s annual incentive (bonus) award for that period, with the determination of the amount of such award based on an assumption that the target level of performance had been achieved or (iii) the Executive’s average annual incentive (bonus) award for the three annual performance periods preceding that period (provided that if the Executive was not a participant in the incentive award arrangement for any of those three prior years, the averaging period shall be reduced from three years to the number of years during the three year period in which the Executive was a participant; and further provided that if the Executive’s award for any such year was reduced because the Executive was not a participant for the full year, such amount shall be annualized for purposes of the computation in this clause (iii)).

(c)                                  For any annual incentive (bonus) plan or arrangement in which the Executive participates for the performance period in which the Executive’s termination of employment occurs, the Executive shall be entitled to a lump sum payment in cash no later than twenty (20) business days after the date of termination equal to the greater of (i) the Executive’s annual incentive (bonus) award for the performance period that includes the date of termination, with the determination of the amount of such award based on an assumption that the target level of performance has been achieved or (ii) the Executive’s average annual incentive (bonus) award for the three annual performance periods preceding the performance period that includes the date of termination  (provided that if the Executive was not a participant in the incentive award arrangement for any of those three prior years, the averaging period shall be reduced from three years to the number of years during the three year period in which the Executive was a participant; and further provided that if the Executive’s award for any such year was reduced because the Executive was not a participant for the full year, such amount shall be annualized for purposes of the computation in this clause (ii)); provided that such payment shall be subject to a pro-rata reduction to reflect the number of days in the performance period following the date of termination. The amount payable under this paragraph (c) shall be in lieu of any amounts that may otherwise be due to the Executive with respect to any annual incentive (bonus) plan or arrangement in which the Executive participates for the performance period in which the Executive’s date of termination occurs.

(d)                                 The Executive shall be entitled to a lump sum payment in cash no later than twenty (20) business days after the Executive’s date of termination equal to the sum of:

(i)                                     an amount equal to 2.99 times the Executive’s annual salary rate in effect on the date of the Change in Control or, if greater, as in effect immediately prior to the date of termination; plus

(ii)                                  an amount equal to 2.99 times the greater of (x) the Executive’s annual incentive (bonus) award for the performance period that includes the date of the Executive’s termination of employment, with the determination of the amount of such award based on an assumption that the target level of performance has been achieved or (y) the Executive’s average annual incentive (bonus) award for the three annual performance periods preceding the performance period that includes the date of termination (provided that if the Executive was not a participant in the incentive award arrangement for any of those three prior years, the averaging period shall be reduced from three years to the number of years during the three year period in which the Executive was a participant; and further provided that if the Executive’s award for any such year was reduced because the Executive was not a participant for the full year, such amount shall be annualized for purposes of the computation in this clause (y)).

The amount payable under this paragraph (d) shall be inclusive of the amounts, if any, to which the Executive would otherwise be entitled as severance pay under any severance pay plan, or by law and shall be in addition to (and not inclusive of) any amount payable under any written agreement(s) directly between the Executive and the Company or any of its subsidiaries.

(e)                                  The Company shall provide the Executive with outplacement services suitable to the Executive’s position through the third anniversary of the date of the Executive’s termination of employment, or, if earlier, the date on which the Executive becomes employed by another employer.

If the Executive is a participant in the Hospira Performance Incentive Plan, the Hospira 2004 Long-Term Stock Incentive Plan, or any successor thereto, the Executive’s annual incentive (bonus) award for the performance period which includes the date of termination under paragraphs (c) and (d)(ii) above and, if applicable, for the period preceding the date of termination under paragraph (b) shall, be determined under the bonus levels communicated in writing to the Executive by the Company for such year.

For purposes of this Agreement, the Executive is deemed a “key employee” within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder (“Specified Employee”). As a Specified Employee, notwithstanding any provision in this Agreement, any payments or benefits under Sections 3(b), (c) or (d) (“Restricted Payments”) shall be provided to the Executive on the first day of the seventh month following the date of the Executive’s termination of employment (the “Delay Period”).  After the Delay Period, any Restricted Payments that constitute reimbursements to the Executive shall be made in accordance with their payment terms under this Agreement but no later than the end of the calendar year following the year in which the expense was incurred.

4.     MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. Except as set forth in paragraph 3(a) with respect to benefits, the Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after the Executive’s termination of employment with the Company, or any amounts which might have been earned by the Executive in other employment had the Executive sought such other employment.

5.     TERMINATION DURING POTENTIAL CHANGE IN CONTROL. If a Potential Change in Control (as defined in Section 7) occurs during the Agreement Term, and the Company terminates the Executive’s employment for reasons other than Permanent Disability or Cause during such Potential Change in Control, the Executive shall be entitled to receive the benefits that the Executive would have received under Section 3, such benefits to be calculated based upon the Executive’s compensation prior to the actual termination of employment but paid within 20 business days of the date of such termination.

6.     CHANGE IN CONTROL.  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred on the earliest of a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Assets, each as defined below.

(a)           Change in Ownership

(i)            In general. Except as provided in paragraph (b)(ii) of this Section, a Change in Ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as defined in paragraph (a)(ii) of this Section), acquires ownership of the Company’s stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company (within the meaning of paragraph (b) of this Section)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This paragraph (a)(i) applies only when there is a transfer of the Company’s stock (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(ii) Persons acting as a group. For purposes of paragraph (a)(i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(b)           Change in Effective Control

(i) In general. Notwithstanding that the Company has not undergone a Change in Ownership under paragraph (a) of this Section, a Change in Effective Control of the Company occurs only on either of the following dates:

(1) The date any one person, or more than one person acting as a group (as determined under paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

(2) The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.

(ii) Acquisition of additional control. If any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this paragraph (b)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company within the meaning of paragraph (a) of this Section).

(c)           Change in Ownership of Assets

(i)            In general. A Change in Ownership of Assets occurs on the date that any one person, or more than one person acting as a group (as determined in paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(ii)           Transfers to a related person—There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (c)(ii). A transfer of assets by the Company is not treated as a Change in Ownership of Assets if the assets are transferred to—

(1) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3) A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(4) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c)(ii)(3) above.

For purposes of this paragraph (c)(ii) and except as otherwise provided above, a person’s status is determined immediately after the transfer of the assets.

(iii)          Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

7.     POTENTIAL CHANGE IN CONTROL. A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(a)                                  The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements;

(b)                                 Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board that there is no reasonable chance that such actions would be consummated;

(c)                                  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates);

(d)                                 The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

8.     STOCK AND OPTION AWARDS. With respect to any award granted to the Executive under any of the Company’s stock incentive plans, including the Company’s 2004 Long-Term Stock Incentive Plan  or any successor program, the following shall apply:

(a)                                  if the award includes a provision substantially similar to the provision contained in the first paragraph in Appendix A, then after a Change in Control no forfeiture shall be effected pursuant to such provision unless the Executive shall have been terminated for “Cause” within the meaning of paragraph 2(b) above; and

(b)                                 if the award includes a provision substantially similar to the provision contained in the second paragraph in Appendix A, then after a Change in Control no forfeiture shall be effected pursuant to such provision unless the Executive shall have been terminated for “Cause” within the meaning of paragraph 2(b) above.

9.     WITHHOLDING. All payments to the Executive under this Agreement will be subject to withholding of applicable taxes. The Company shall withhold the applicable taxes in an amount calculated at the minimum statutory rate and shall pay the amount so withheld to the appropriate tax authority.

10.   NONALIENATION. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive’s beneficiary.

11.   AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.  Any amendment or cancellation of this Agreement shall not accelerate the payment of any compensation or benefit hereunder and shall not otherwise modify or change the time or times when compensation or benefits are payable hereunder.

12.   APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state.

13.   SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

14.   WAIVER OF BREACH. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

15.   SUCCESSORS, ASSUMPTION OF CONTRACT. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. This Agreement is personal to the Executive and may not be assigned by the Executive without the written consent of the Company. However, to the extent that rights or benefits under this Agreement otherwise survive the Executive’s death, the Executive’s heirs and estate shall succeed to such rights and benefits pursuant to the Executive’s will or the laws of descent and distribution; provided that the Executive shall have the right at any time and from time to time, by notice delivered to the Company, to designate or to change the beneficiary or beneficiaries with respect to such benefits.

16.   NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below. Such notices, demands, claims and other communications shall be deemed given:

(a)                                  in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)                                 in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)                                  in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

Senior Vice President of  Organizational

Transformation and People Development

Hospira, Inc.

275 North Field Drive

Lake Forest, Illinois 60045

with a copy (which shall not constitute notice) to:

General Counsel and Secretary

Hospira, Inc.

275 North Field Drive

Lake Forest, Illinois 60045

or to the Executive:

[INSERT NAME AND ADDRESS]

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

17.   RESOLUTION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) (a “Dispute”) shall be settled by alternative dispute resolution procedures in accordance with Appendix B hereto.  During the pendency of any Dispute, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the Dispute was given (including, but not limited to, salary) and continue the Executive (and, where applicable, the Executive’s family) as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the Dispute was given, until such Dispute is resolved.

18.   LEGAL AND ENFORCEMENT COSTS. The provisions of this Section 18 shall apply if it becomes necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with enforcing any and all rights under this Agreement or any other compensation plan maintained by the Company, including, but not limited to, Hospira 2004 Long-Term Stock Incentive Plan, the  Hospira, Inc. Incentive Plan, or, in each case, any trust adopted pursuant thereto:

(a)                                  The Executive shall be entitled to recover from the Company reasonable attorneys’ fees, costs and expenses incurred in connection with such enforcement or defense.

(b)                                 Payments required under this Section 18 shall be made by the Company to the Executive (or directly to the Executive’s attorney) promptly following submission to the Company of appropriate documentation evidencing the incurrence of such attorneys’ fees, costs, and expenses.

(c)                                  The Executive shall be entitled to select legal counsel; provided, however, that such right of selection shall not affect the requirement that any costs and expenses reimbursable under this Section 18 be reasonable.

(d)                                 The Executive’s rights to payments under this Section 18 shall not be affected by the final outcome of any dispute with the Company.

19.   SURVIVAL OF AGREEMENT. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive’s employment with the Company.

20.   ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous agreements, between the parties relating to the subject matter hereof; provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies or agreement for the protection of the business and operations of the Company and the subsidiaries.

21.   COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed on this            day of                       , 2011, all as of the Effective Date.

[INSERT NAME]

HOSPIRA, INC.

By
Christopher B. Begley
Its: Chairman and Chief Executive Officer

ATTEST:

Brian J. Smith
Secretary

APPENDIX A

AGREEMENT REGARDING CHANGE IN CONTROL

FORFEITURE PROVISION REFERENCED IN SECTION 8

Notwithstanding paragraphs (x*), (y*) and (z*), these options (this restricted stock award, etc.) shall immediately terminate (be forfeited), if in the sole opinion and discretion of the Compensation Committee or its delegate, the employee (a) engages in a material breach of the company’s Code of Business Conduct; (b) commits an act of fraud, embezzlement or theft in connection with the employee’s duties or in the course of employment; or (c) wrongfully discloses secret processes or confidential information of the company or its subsidiaries.

Notwithstanding paragraphs (x*), (y*) and (z*), these options shall immediately terminate in the event the employee engages directly or indirectly, for the benefit of the employee or others, in any activity, employment or business during employment or within twelve (12) months after the date of termination or retirement which, in the sole opinion and discretion of the compensation committee or its delegate, is competitive with the company or any of its subsidiaries.

* Provisions contained in the agreements pertaining to nonforfeiture for death, disability, etc.

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APPENDIX B

AGREEMENT REGARDING CHANGE IN CONTROL
ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

The parties to the Agreement Regarding Change in Control dated as of the      day of                    , 2011 (the “Agreement”) recognize that a bona fide dispute as to certain matters may arise from time to time during the term of the Agreement which relates to either party’s rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (“ADR”) provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between the Executive and the Company within twenty-eight (28) days after such notice is received (all references to “days” in the ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1.             To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2.             Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

(a)                                  The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate.  No candidate shall be an employee, director or shareholder of either party or any of their subsidiaries or affiliates.

(b)                                 Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)                                  Each party shall number the candidates in order of preference  (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order

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of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)                                 If the parties collectively have identified fewer than three  (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a)-2(d) shall be repeated.

3.             No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of the subsidiaries or affiliates.

4.             At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

(a)                                  a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

(b)                                 a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)                                  a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

(d)                                 a brief in support of such party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding. Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including

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deposition, interrogatories, requests for admissions or production of documents.

5.             The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a)                                  Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

(b)                                 Each party shall be entitled, but not required, to make an opening statement, to present regular or rebuttal testimony, documents or other evidence, to cross-examine witnesses and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c)                                  The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised, but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence and closing arguments shall proceed in the same sequence.

(d)                                 Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)                                  Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6.           Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten  (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.             The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party’s proposed rulings and remedies on some issues and the other party’s proposed

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rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.             The neutral shall be paid a reasonable fee plus expenses by the Company. The Company shall bear its own fees and expenses. The Executive’s fees and expenses shall be paid or reimbursed by the Company to the extent provided by the Agreement.

9.             The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.           Except as provided in Section 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

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